Exhibit 10.47

 Information contained herein, marked with [***], is being filed pursuant to a request for confidential treatment.






                             POWER PURCHASE CONTRACT

                                     BETWEEN

         CHENGDU HUAXI ELECTRIC POWER SHAREHOLDING (GROUP) COMPANY LTD.

                                       AND

                         CHENGDU AES KAIHUA GAS TURBINE
                                 POWER CO., LTD.

                                TABLE OF CONTENTS

ARTICLE 1.        GENERAL PRINCIPLES...........................................

ARTICLE 2.        DEFINITIONS..................................................
         2.01     Definitions..................................................

ARTICLE 3.        PARTIES TO THE CONTRACT......................................
         3.01     The Parties..................................................
         3.02     Mutual Representations and Warranties........................

ARTICLE 4.        RIGHTS AND OBLIGATIONS OF THE PARTIES........................
         4.01     Rights and Obligations of the Seller.........................
         4.02     Rights and Obligations of the Purchaser......................

ARTICLE 5.        POWER STATION OPERATION AND DISPATCH.........................
         5.01     Power Station Operation and Maintenance......................

ARTICLE 6.        MEASUREMENT OF ELECTRICAL ENERGY.............................
         6.01     Installation and Maintenance of Meters.......................
         6.02     Measurement of Electrical Energy.............................

ARTICLE 7.        PRICING......................................................

ARTICLE 8.        PAYMENT CALCULATIONS.........................................
         8.01     Payment for Annual Minimum Quantity Energy...................
         8.02     Payment for Failure to take the Annual Minimum Quantity......
         8.03     Payment for Additional Sales.................................
         8.04     Failure to Accept Electrical Energy..........................
         8.05     Electricity Fee Payments.....................................

ARTICLE 9.        TERM AND TERMINATION.........................................
         9.01     Term.........................................................
         9.02     Defaults and Termination.....................................

ARTICLE 10.       INDEMNIFICATION..............................................
         10.01    Indemnification..............................................

ARTICLE 11.       GOVERNING LAW AND DISPUTE RESOLUTION.........................
         11.01    Governing Law................................................
         11.02    Change of Law................................................
         11.03    Friendly Consultations.......................................
         11.04    Arbitration..................................................
         11.05    Continuing Rights and Obligations............................
         11.06    Enforcement of Award.........................................
         11.07    Waiver of Sovereign Immunity Defense.........................

ARTICLE 12.       FORCE MAJEURE................................................
         12.01    Definition of Force Majeure..................................
         12.02    Parties' Obligations Upon Occurrence of Force Majeure........
         12.03    Notification Requirement ....................................
         12.04    Change of Circumstances......................................

ARTICLE 13.       ASSIGNMENT...................................................
         13.01    Assignment...................................................

ARTICLE 14.       MISCELLANEOUS PROVISIONS.....................................
         14.01    Notices......................................................
         14.02    Binding Effect...............................................
         14.03    Language.....................................................
         14.04    Confidentiality..............................................
         14.05    Severability.................................................
         14.06    Entire Contract..............................................
         14.07    Effectiveness................................................
         14.08    Insurance....................................................

APPENDIX A.

         INTERCONNECTION AND DISPATCH CONTRACT

APPENDIX B.

          METERING POINT AND POINT OF DELIVERY

APPENDIX C.

         TERMINATION CHARGE

APPENDIX D.

         THE ELECTRIC TARIFF ADJUSTMENT METHOD FOR CHENGDU AES KAIHUA GAS TURBINE POWER CO., LTD.

ARTICLE 1.        GENERAL PRINCIPLES

This Power Purchase Contract (including all Appendices attached hereto, ("the Contract") is made in Chengdu, Sichuan Province, the People's Republic of China on this ____th day of July, 1996 by and between Chengdu Huaxi Electric Power Shareholding (Group) Company Ltd. [Chinese Characters] (hereinafter referred to as the "Purchaser") and Chengdu AES KAIHUA Gas Turbine Power Co., Ltd. [Chinese Characters] (hereinafter referred to as the "Seller"). Each of Purchaser and Seller may hereinafter individually be referred to as a "Party" and collectively as the "Parties."

After  friendly  consultations   conducted  in  accordance  with  the  laws  and
regulations of the People's Republic of China and on the basis of the principles of equality and mutual benefit, the Parties agree as follows:


ARTICLE 2.        DEFINITIONS

2.01     Definitions

         For purposes of this Contract, the capitalized items set forth below will have the following corresponding meanings:

         (a) "Acceptable Power Factor" means that for any month, the average power factor for the Power Station shall be between
                  0.8 and 0.85;

         (b)      "Annual  Energy  Payment" has the meaning set forth in Article
                  8.02 hereof;

         (c) "Annual Minimum Quantity" or "AMQ" has the meaning given it in the Electric Tariff Adjustment Method;

         (d) "Capital Return" has the meaning given to it in Schedule 1 which is attached to the Electric Tariff Adjustment Method;

         (e) "Change of Law" means any change in any national, provincial, prefectural, municipal or other local law, rule, regulation or policy in the People's Republic of China, relating to taxes, environmental issues or other matters concerning the production, delivery, or sale of electrical energy, or any change in any interpretation thereof that was relied upon by the Seller in entering into this Contract;

         (f) "Commencement of Operations Date" means the date on which the Power Station goes into commercial operation as more fully described in Article 4.01(h) hereof;

         (g) "Current Tariff" shall have the meaning given it in the Electric Tariff Adjustment Method;

         (h) "Declared Capacity" means the Net Station Capacity which is declared by the Seller in a written notice to the Purchaser on the Commencement of Operations Date and on or before the first day of each calendar year thereafter, as being the applicable Net Station Capacity in effect until the next such notice is given;

         (i) "Dispatch Provisions" means the procedures to be followed by the Grid, the Purchaser and the Seller, for the scheduling and control of the delivery of electrical energy as more fully detailed in the Interconnection and Dispatch Contract;

         (j) "Dispatch Center" means the Sichuan Power Dispatch Bureau located in Chengdu City, Sichuan Province, People's Republic of China, and any successor thereof;

         (k) "Electric Tariff Adjustment Method" means the Electric Tariff Adjustment Method entered into between the Purchaser and the Seller which is attached as Appendix D hereto, and approved by the Price Bureau, that defines the Current Tariff to be paid by the Purchaser to the Seller, and subsequent adjustments to the Current Tariff;

         (l) "Electricity Fee" means the amount to be paid by the Purchaser to the Seller pursuant to Article 8.05(b) hereof;

         (m) "EPC Contractor" means the company or group of companies that is responsible for the design, engineering, procurement, construction, startup and testing of the Power Station;

         (n) "EPC Contract" means the Construction Services Contract between the Seller and the EPC Contractor for the design, engineering, procurement, construction, start-up and testing of the Power Station;

         (o) "Force Majeure" has the meaning given to it in Article 12.01 hereof;

         (p) "Fuel Contract" means the Gas Purchase and Supply Contract for the purchase and transportation of fuel to the Power Station between the Seller and the Fuel Supplier, as such contract may be amended from time to time;

         (q) "Fuel Supplier" means the Chengdu Huachuan Petroleum & Natural Gas Exploration and Development Company;

         (r) "Gas Interconnection Facility" has the meaning given to it in the Fuel Contract;

         (s) "Grid" means Sichuan Provincial Power Bureau, the owner and operator of the electric transmission system to which the Power Station will be connected;

         (t) "Interconnection Approval" means the approval received by the Seller from the Grid establishing the right of the Seller to connect to the electric transmission system of the Grid;

         (u) "Interconnection Fee" means the fee, associated with the Transmission Facilities, paid to the Chengdu City Power Supply Bureau for the Seller's right to connect the Power Station to the Grid;

         (v) "Interconnection and Dispatch Contract" means the contracts for the interconnection and dispatch of the Power Station attached as Appendix A hereto, as amended or supplemented;

         (w) "Joint Venture Contract" means the cooperative joint venture contract dated as of November 28, 1995, entered into among Chengdu Huaxi Electric Power Shareholding (Group) Company Ltd., China National Aero-Engine Corporation and AES China Generating Company Limited for the establishment of the Seller, as such cooperative joint venture contract may be amended or supplemented from time to time;

         (x)      "KW" means kilowatt;

         (y)      "KWH" means kilowatt hours;

         (z)      "MW" means megawatt;

         (aa)     "MWH" means megawatt hours;

         (ab) "Metering Point" means the location of the Purchaser's meters and the Seller's meters as described in Appendix B attached hereto;

         (ac) "Net Station Capacity" means the total generation capacity in MW of the Power Station as measured at the Point of Delivery after deduction for parasitic load;

         (ad) "Point of Delivery" means the physical point of interconnection between the Power Station and the Transmission Facilities at which the Purchaser takes delivery of the electrical energy from the Seller and where the Seller's equipment maintenance responsibility ends and the Grid's responsibility starts as more fully described in the diagram set forth in Appendix B attached hereto. Risk of loss of electrical energy shall pass from the Seller to the Purchaser at the Point of Delivery;

         (ae) "Power Factor Penalty" means the penalty imposed on the Seller, per KWH, for failure to achieve the Acceptable Power Factor in any given month as calculated in accordance with the Document of the Ministry of Hydro Power and Electricity - 1982 No. 21;

         (af) "Power Station" shall mean the simple cycle, approximately 50 MW (at Site conditions and net of parasitic load) electric generating power plant, consisting of a gas turbine generator set, to be constructed on and operated at the Site and owned by the Seller, including, without limitation, the Site, all machinery, equipment, installations, warehouses, fuel pumps, pipes and pipelines, control facilities, shops, buildings, meters and interconnection equipment and substation at the Site, required to construct and/or operate the Power Station in a manner which allows Seller to comply fully with its obligations under this Contract;

         (ag) "PRC Government Authority" means any ministry, agency, bureau, department, political subdivision, corporation, commission, instrumentality or other government authority under the direct or indirect control of any central, provincial or local government of the People's Republic of China;

         (ah) "Price Bureau" means the Chengdu City and/or the Sichuan Provincial price control bureaus and any other PRC Government Authority required to provide an approval for the Current Tariff or Electric Tariff Adjustment Method;

         (ai) "Prudent Electrical Practices" means those generally accepted standards, as may be changed from time to time, that are commonly adhered to by owners and operators of electric generating power stations to design, engineer, construct, operate, maintain and test electric equipment within the constraints of safety, efficiency, economy, reliability, and equipment manufacturer's recommendations;

         (aj) "Transmission Facilities" means the Interconnection Fee and the transmission facilities to be designed, purchased, constructed and erected by the Grid required to connect the Power Station from the Point of Delivery to the Grid's existing electrical system in order to permit the flow of electrical energy between them;

         (ak) "RMB" or "Renminbi" means the lawful currency of the People's Republic of China;

         (al) "Site" means the real property located at Chengdu City, Sichuan Province, People's Republic of China as described in Appendix 1 of the Joint Venture Contract upon which the Power Station is located;

         (am) "Term" means the term of this Contract as defined in Article 9 hereof;

         (an) "USD" or "US$" means the lawful currency of the United States of America.


ARTICLE 3.        PARTIES TO THE CONTRACT

3.01     The Parties

         The Parties to this Contract are:

         (a) Purchaser, Chengdu Huaxi Electric Power Shareholding (Group) Company Ltd., registered in Chengdu City, Sichuan Province, the People's Republic of China with its legal address at No. 24 Nan San Duan Y. Huan Road, Chengdu, Sichuan Province, People's Republic of China.

                  Legal Representative of Purchaser:

                  Name: Qu Delin
                  Position: General Manager
                  Nationality: Chinese

         (b) Seller, Chengdu AES KAIHUA Gas Turbine Power Co., Ltd., registered in Chengdu City, Sichuan Province, the People's Republic of China with its legal address in the Enterprise Development Zone, Jintang County, Sichuan Province, People's Republic of China.

                  Legal Representative of Seller:

                  Name: Qu Delin
                  Position: Chairman of the Board
                  Nationality: People's Republic of China

3.02     Mutual Representations and Warranties

         Purchaser and Seller each represent and warrant the following:

         (a) Each Party possesses full power and authority and the legal right to enter this Contract and to perform its obligations herein; and

         (b) The representative of each Party whose signature is affixed hereto has been fully authorized to sign this Contract and to bind its respective Party thereby.

ARTICLE 4.        RIGHTS AND OBLIGATIONS OF THE PARTIES

4.01     Rights and Obligations of the Seller

         (a) Sale and Delivery of electrical energy during start up and testing: Prior to the Commencement of Operations Date of the Power Station, the Seller agrees to deliver electrical energy generated during the start up and testing of the Power Station to the Purchaser.

         (b) Sale and Delivery of electrical energy: Beginning from the Commencement of Operations Date of the Power Station, Seller agrees to deliver and sell at the Point of Delivery to Purchaser all electrical energy generated by the Power Station, in accordance with the terms of this Contract and its Appendices attached hereto. Seller agrees to deliver such electrical energy in accordance with the Dispatch Provisions attached hereto as Appendix A. Delivery of such electrical energy will be subject to planned outages and unplanned outages as further described in Article 5 and the Interconnection and Dispatch Contract, and subject to events of Force Majeure as more fully described in Article 12.01 of this Contract.

         (c) Exclusivity: Seller may not sell any electrical energy from the Power Station to anyone other than the Purchaser.

         (d) Design and Construction of the Power Station: Seller is responsible for the development, design, and construction of the Power Station. Seller will keep Purchaser reasonably informed while performing its obligations as described herein. Upon the commencement of construction of the Power Station, Seller shall deliver to the Purchaser, a construction schedule detailing the planned construction progress and specifying the expected date of the start of testing of the Power Station.

         (e) Installation of Seller's Meters: Seller is responsible for installing and maintaining all Seller's meters as required by this Contract and as more fully described in Article 6.

         (f)      Fuel:  Seller is responsible  for the fuel supply to the Power
                  Station.

         (g) Operation and Maintenance of the Power Station: Seller is responsible for the management, operation, maintenance and repair of the Power Station.

         (h) Commencement of Operations Date: Seller is responsible for start-up and testing of the Power Station. Seller will notify Purchaser in writing upon completion of testing of the Power Station in accordance with the EPC Contract between the Seller and the EPC Contractor. The date set forth in the Seller's notification to the Purchaser shall be the Commencement of Operations Date of the Power Station.

         (i) Power Factor: Seller shall operate the Power Station so that the Acceptable Power Factor is achieved. Seller shall be liable for the Power Factor Penalty for a failure to achieve the Acceptable Power Factor.

4.02              Rights and Obligations of the Purchaser

         (a) Purchase and Acceptance of electrical energy: Beginning on the Commencement of Operations Date for the Power Station, Purchaser will purchase and accept from Seller, at the Point of Delivery, all electrical energy generated by the Power Station and delivered to Purchaser in accordance with the
                  Dispatch Provisions, this Contract, and the Appendices attached hereto. Such purchase and acceptance of electrical energy will also be subject to planned outages and unplanned outages as more fully described in Article 5 of this Contract and the Interconnection and Dispatch Contract, and will be subject to events of Force Majeure as more fully described
                  Article 12.01 of this Contract. To the extent electrical energy is generated for start-up and testing purposes prior to the Commencement of Operations Date for the Power Station, Purchaser agrees, at all times, except during a Grid emergency, to accept all such electrical energy at the Point of Delivery and to pay the Seller seventy percent (70%) of the Current Tariff per KWH for such electrical energy. During start-up and testing Purchaser shall allow Seller to operate the Power Station as necessary to complete plant testing in accordance with the EPC Contract.

         (b) Pricing Approval: Purchaser is responsible for causing all approvals necessary in connection with the pricing of electrical energy made available to the Purchaser hereunder to be received by the Seller from the appropriate level Price Bureau, and from any other relevant PRC Government Authority. Such approvals will include the approval of the Electric Tariff Adjustment Method, the initial Current Tariff and the principles which will define all future price increases in the Current Tariff due to higher fuel costs, increased operating and maintenance costs, changes in the RMB to USD exchange rates which may affect payments of debt service or profit repatriation or due to any Change of Law which might adversely effect the financial return to the Seller. The obligations in this Article 4.02(b) must be satisfied as a condition to the obligations of the Seller continuing under this Contract.

         (c) Installation of Purchaser's Meters: Purchaser is responsible for installing and maintaining all Purchaser's meters as required by this Contract and as more fully described in
                  Article 6.

         (d) Other Government Approvals: Purchaser is responsible for obtaining the appropriate approvals from all PRC Government Authority concerning the Purchaser's obligations under this Contract. Purchaser will assist Seller in obtaining all permits and licenses as are necessary to proceed with construction and operation of the Power Station. Purchaser will cause the Interconnection Approval and all approvals required by Seller for the Fuel Contract to be received by the Seller. The obligations in this Article 4.02(d) must be satisfied as a condition to the obligations of the Seller continuing under this Contract.

         (e) Provision of Construction Electricity: Purchaser is responsible for supplying, or causing others to provide, the Seller and the Seller's EPC Contractor a continuous and uninterrupted supply of electrical energy to the construction site during construction of the Power Station. For this service, Seller and EPC Contractor shall not be obligated to pay more than the tariff paid for such service by other similarly situated general industrial users of such services. All rights, title and interest in any equipment put into service by the Purchaser to meet the obligations of this
                  Article 4.02(e) shall be transferred to the Seller upon the Purchaser's receipt of the payment made in accordance with
                  Article 4.02(i) hereof.

         (f)      Provision  of  Standby   Electrical   Energy  and   Utilities:
                  Purchaser is responsible for supplying, or causing others to provide, a continuous and uninterrupted supply of standby electrical energy to the Power Station for the Term of this Contract. Such standby electrical energy shall be sufficient for testing and start up of the Power Station and for providing basic station service for the Power Station during times when the Power Station cannot supply its own energy. For this service, Seller and EPC Contractor shall not be obligated to pay more than the tariff paid for such service by other similarly situated general industrial users of such services.

         (g) Provision of Other Utilities: Purchaser shall cause to be provided to Seller, at Seller's expense, all utilities, (including, without limitation, telecommunication, fresh water, waste disposal) and access to the Site which the Seller requires in order to construct the Power Station in accordance with the EPC Contract and to operate the Power Station in the manner contemplated by this Contract, as fired by the fuel supplied under the Fuel Contract, subject only to the Seller paying the established, applicable customary rate or charge for the utilities provided to Seller pursuant to this Article 4.02(g) as paid for by other similarly situated users of such utilities.

         (h) Interconnection: Purchaser is responsible for providing, or if it is unable to provide, causing others to provide, (i) the Transmission Facilities necessary to connect the Power Station to the Grid and (ii) the Gas Interconnection Facility
                  necessary to provide natural gas to the Power Station. Purchaser guarantees that (i) the Transmission Facilities will be ready and available and capable of supplying electrical energy to the Power Station and accepting the electrical energy generated by the Power Station and (ii) the Gas Interconnection Facility will be ready and available to deliver natural gas to the Power Station prior to the scheduled start of testing of the Power Station under the EPC Contract. In the event the Purchaser fails to fulfill its obligations as provided for in this Article 4.02(h), the Commencement of Operations Date for the Power Station shall, notwithstanding such failure, be deemed to have occurred upon notice by the Seller to the Purchaser that the Power Station is ready to commence sales of electrical energy hereunder, and thereafter the Purchaser shall pay to the Seller, commencing on the date of such notice, the Annual Energy Payment.

         (i) In consideration of the Purchaser arranging for the provision of electricity in accordance with Article 4.02(e) and Article 4.02(f) hereof, utilities in accordance with Article 4.02 (g), and the Transmission Facilities in accordance with Article
                  4.02 (h), Seller shall make a one time payment to Purchaser of fourteen million Renminbi (RMB 14 million) no later than thirty (30) days following the initial contribution to the registered capital of the Seller and Seller shall also pay such reasonable costs, as shall be agreed to by Seller, of the electric transformer and associated facilities as agreed by the Seller, required for the supply of electricity to the Power Station.


ARTICLE 5.        POWER STATION OPERATION AND DISPATCH

5.01              Power Station Operation and Maintenance

         (a) Planned Outages: The Parties agree and understand that in order to undertake necessary overhaul, maintenance, inspection and repair of the Power Station, the Seller is entitled to completely shutdown or partially reduce the output of the Power Station for periods of time. The Seller shall coordinate the schedule of planned outages with Purchaser and the Dispatch Center in accordance with the Interconnection and Dispatch Contract. Seller shall provide, in November of each year, to the Purchaser, a copy of the planned outage schedule for the following year.

         (b) Unplanned Outages: The Parties agree and understand that in the course of operating the Power Station unscheduled outages and emergencies may occur and that the Seller shall be entitled to completely shutdown or partially reduce the output of the Power Station for periods of time during such events. Seller will use reasonable efforts to notify Purchaser of any unscheduled outages, emergencies or other reductions in output of the Power Station in accordance with the Interconnection and Dispatch Contract.


ARTICLE 6.        MEASUREMENT OF ELECTRICAL ENERGY

6.01              Installation and Maintenance of Meters

         (a) Installation: Seller and Purchaser will each install one meter at the Metering Point. Both the Seller's meter and the Purchaser's meter shall be capable of measuring the Power Station output in appropriate units at one (1) minute intervals.

         (b) Testing and Calibration: The Parties shall test the metering equipment as needed, but no less than twice per year. If the difference between the measurement by the Seller's meter and the Purchaser's meter is more than plus or minus two-tenths (0.2) of one (1%) percent, the Parties shall perform calibration maintenance on the metering equipment. When calibrating the metering equipment, voltage transformers, and current transformers, the Parties shall achieve an accuracy level no lower than specified in the following standards:

                  (i)      Active Power  Metering  System - IEC 687 -1980 (Class
                           0.25)

                  (ii)     Voltage Transformer - IEC (Class 0.2)

                  (iii)    Current Transformer -IEC (Class 0.2)

                  A Party will be notified in advance by the other Party of any calibration maintenance intended to be undertaken by the other Party and will be permitted to attend all testing and calibration.

6.02              Measurement of Electrical Energy

         (a) All measurement of electrical energy delivered by Seller to Purchaser under this Contract will be made at the Metering Point by suitable kilowatt hour meters.

         (b) In any month, if the number of KWHs measured by the Purchaser's meter is different from the number of KWHs measured by the Seller's meter by more than plus or minus two-tenths (.2) of one (1%) percent, the meters shall be recalibrated as described in Article 6.01 (b) and the measurement of electrical energy used for the purpose of submitting an invoice to the Purchaser shall be calculated as described in Article 6.02(d) below.

         (c) Subject to 6.02(b) above, the measurement of electrical energy used for the purpose of submitting an invoice to the Purchaser shall be the Purchaser's meter.

         (d) In the event of a difference in the measured KWHs as described in Article 6.01(b) above, the measured KWHs from the more accurate meter, as determined by the testing described in
                  Article 6.01 (b) above, shall be used for the purpose of submitting an invoice to the Purchaser.


ARTICLE 7.        PRICING

                  The Parties agree that the price for electrical energy delivered in accordance with this Contract shall be based on and in accordance with Article 8 hereof and the Electric Tariff Adjustment Method attached as Appendix D hereto.


ARTICLE 8.        PAYMENT CALCULATIONS

8.01              Payment for Annual Minimum Quantity Energy

                  In each calendar year, all electrical energy delivered, in accordance with instructions from the Dispatch Center, by the Seller to the Purchaser shall be considered part of the Annual Minimum Quantity until the sum of the delivered electrical energy equals the Annual Minimum Quantity. For all electrical energy delivered by the Seller to the Purchaser under this Contract, the Purchaser agrees to pay the Seller, a fee calculated as follows:

                                      [***]

[***] Filed separately with the Commission pursuant to a request for confidential treatment.

8.02              Payment for Failure to take the Annual Minimum Quantity

                  The Purchaser shall be obligated to purchase the Annual Minimum Quantity. If (i) the Purchaser or the Grid fails for any reason to accept the electrical energy made available by the Seller or (ii) the Dispatch Center fails in any calendar year to dispatch the Power Station to meet the Purchaser's obligation to purchase the Annual Minimum Quantity, and as a consequence, the annual quantity of electrical energy delivered to the Point of Delivery is less than the Annual Minimum Quantity, the Purchaser agrees to pay the Seller a fee which shall be based on the difference between the actual electrical energy delivered in the calendar year and the Annual Minimum Quantity. The fee payable by Purchaser under this Article 8.02 shall be invoiced by Seller to Purchaser in January of each year. Such fee shall be calculated as follows:

                                      [***]

[***] Filed separately with the Commission pursuant to a request for confidential treatment.

8.03              Payment for Additional Sales

                  Seller shall make available as much additional electrical energy, above the Annual Minimum Quantity, to the Purchaser as is consistent with Prudent Electrical Practices, the technical limits of the Power Station, the safe and prudent operation of the Power Station and the Dispatch Provisions. The Purchaser agrees to purchase, in accordance with the Dispatch Provisions, all the additional electrical energy, above the Annual Minimum Quantity, made available by the Seller calculated as follows:

                                      [***]

[***] Filed separately with the Commission pursuant to a request for confidential treatment.

8.04              Failure to Accept Electrical Energy

                  Beginning on the Commencement of Operations Date, during any month in which the Power Station is available to deliver electrical energy for more than [***] hours, if the Purchaser fails at any time and for any reason to accept [***] MWH of electrical energy from the Power Station in such month, the Purchaser shall pay the Seller in each such month a fee calculated as follows:

                                      [***]

[***] Filed separately with the Commission pursuant to a request for confidential treatment.

                  In the event that the sum of the electrical energy, delivered by the Seller in a calendar year and paid for by the Purchaser in accordance with Article 8.01 hereof, is greater than the Annual Minimum Quantity, the Seller shall repay to the Purchaser, all payments made to the Seller under this Article
                  8.04 in the month of January following the end of such calendar year, plus interest accrued at the rate of [***] per day on such amount.

[***] Filed separately with the Commission pursuant to a request for confidential treatment.

8.05              Electricity Fee Payments

         (a) On 26th, 27th or 28th day of each calendar month, the Seller shall read the electric meters in accordance with Article 6 hereof and calculate the amount due from Purchaser for electric energy made available in accordance with Article 8.01 hereof. The Purchaser shall have the right to witness the reading of the meters by the Seller.

         (b) Invoices: On the fifth day of each calendar month, Seller will deliver an invoice to the Purchaser detailing the total payment due from Purchaser pursuant to Article 8.01, Article 8.02, Article 8.03 and Article 8.04 hereof (collectively the "Electricity Fee").

         (c) Disputes: Should there be a dispute concerning invoiced amounts of the Electricity Fee, Purchaser agrees to remit the full amount of the invoice. Upon resolution of the dispute, any sum to be refunded to Purchaser will be paid together with interest at a rate of [***] percent per day. Interest will accrue from the date Purchaser paid the invoice until the date on which the amount is refunded to the Purchaser.

[***] Filed separately with the Commission pursuant to a request for confidential treatment.

         (d) Payment: Subject to the terms of this Contract, Purchaser will pay to Seller each amount shown on invoices submitted by Seller. Such payments made by Purchaser will be made before the twentieth (20th) day of each calendar month without any withholding or deduction. All payments by the Purchaser to Seller hereunder, shall be made free and clear of all taxes, charges, duties, and any other governmental extractions imposed on the Purchaser.

         (e) Delinquent Payments: If any amount payable of the Electricity Fee is not paid on or before the specified due date, the delinquent amount shall accrue interest at a rate of [***] percent per day, until the date on which such delinquent amount and the accrued interest thereof is received by Seller.

[***] Filed separately with the Commission pursuant to a request for confidential treatment.

ARTICLE 9.        TERM AND TERMINATION

9.01              Term

                  This Contract shall have a term (the "Term") commencing on the date this Contract is executed and delivered by the Parties hereto and expiring on the fifteenth (15) anniversary of the Commencement of Operations Date, unless terminated earlier in accordance with the provisions of this Contract. If the Power Station is able to generate electrical energy, but through the fault of the Purchaser or an event of Force Majeure, is unable to deliver the electrical energy or must reduce the delivery of the electrical energy, for an aggregate of thirty (30) days in any one calendar year during the term of the Contract, this Contract shall be extended for a period equal to the period of such reduction or suspension of service.

9.02              Defaults and Termination

         (a) Seller's Defaults: Any of the following events shall be a default by Seller under this Contract unless such event occurred as a result of Purchaser's breach of its obligations hereunder:

                  (i)      Seller   becomes   bankrupt  or  insolvent  and  such
                           circumstances  continue  unremedied  for ninety  (90)
                           days;

                  (ii)     Seller abandons the Power Station for a period of six
                           (6) months;

                  (iii) Seller inexcusably fails to generate and deliver electrical energy to Purchaser for a period of one hundred twenty (120) consecutive days; provided however, the Seller shall not be in default if such failure on the part of Seller is due to Purchaser's or the Grid's failure to accept electrical energy or is due to the failure of the Dispatch Center to dispatch the Power Station in accordance with the Interconnection and Dispatch Contract, or is due to the failure of the Fuel Supplier to deliver fuel to the Power Station in accordance with the Fuel Contract, or is due to an insurable event or an event of Force Majeure; or

                  (iv) Seller materially breaches any other material obligation under this Contract and such circumstances continue unremedied for a period of one hundred eighty (180) days.

         (b) Purchaser's Defaults: Any of the following events shall be a default by the Purchaser under this Contract unless such event occurred as a result of Seller's breach of its obligations hereunder:

                  (i) Except in the event that the Seller has failed to pay any taxes or fees due and payable, any PRC Government Authority (including, without limitation any Price Bureau) either (A) revokes or substantially alters any license, permit, or approval previously issued to the Seller or (B) fails to approve the Current Tariff or fails to approve any adjustment in the Current Tariff required to be made hereunder or in accordance with the Electric Tariff Adjustment Method;

                  (ii)     an  event  of  default  of the  Fuel  Supplier  under
                           Article 11.2 of the Fuel Contract occurs;

                  (iii) Purchaser is dissolved or reorganized pursuant to law; provided however, the Purchaser shall not be in default if the newly formed organization expressly assumes Purchaser's obligations described herein, the provisions of Article 13.01 are satisfied, and the financial condition of such newly formed organization is fully acceptable and satisfactory to Seller;

                  (iv) Purchaser fails to make a payment in accordance with this Contract and such non-payment continues for a period of thirty (30) days following its due date; provided that the Seller shall have the right to suspend delivery of electrical energy to the Purchaser after ten (10) days of such non-payment;

                  (v) Purchaser materially breaches any other material obligation under this Contract and such circumstances continue unremedied for one hundred eighty (180) days; or

                  (vi)     a   breach   by   the   Dispatch    Center   of   the
                           Interconnection and Dispatch Contract.

         (c) Procedures for Termination: Following the occurrence of one of the defaults described in Section 9.02 above, the non-defaulting Party may elect to terminate this Contract as follows:

                  (i) The Party exercising its right to terminate the Contract will notify the defaulting Party of its intent to terminate. Such notice will specify the default or breach in reasonable detail.

                  (ii) Upon receipt of the termination notice, the Party charged with defaulting under this Contract shall have ninety (90) days, or ten (10) days in the event of failure to make any payment in accordance with this Contract, to cure, mitigate or resolve the default. If the Party charged with breaching the Contract has failed to cure, mitigate or resolve such default within the prescribed cure period, the Party exercising its right to terminate this Contract shall have the right to serve final notice of termination to the defaulting Party.

         (d) Termination Charge: In the event that this Contract is terminated prior to the end of the Term, the following shall apply:

                  (i) If the Seller abandons the Power Station prior to the Commencement of Operations Date of the Power Station, then no termination charge shall be paid.

                  (ii) If Seller terminates this Contract on account of the default described in Article 9.02(b)(ii) and receives full payment of the termination charge set forth in Appendix C of the Fuel Contract from the Fuel Supplier, then no additional termination charge shall be payable by the Purchaser. In any such case, all rights, title and ownership of the Power Station shall be transferred as provided for under the Fuel Contract and the Seller shall have no further obligation to the Purchaser under this Contract.

                  (iii) In all other cases, (including termination by the Purchaser pursuant to Article 9.02(a) above) the Purchaser agrees to pay the Seller a termination charge as calculated in Appendix C which is attached hereto within thirty (30) days of receipt of the final notice of termination described in Article 9.02(c)(ii). Upon full payment of the termination charge, all rights, title, and ownership of the Power Station shall be transferred by the Seller to the Purchaser and the Seller shall have no further obligation to the Purchaser under this Contract.

         (e) Remedies upon Termination: The Party exercising its right to terminate this Contract may pursue other remedies available to it at law or equity or otherwise. The provisions contained in this Article 9.02 (d) and Article 9.02 (e) shall survive the termination of this Contract.


ARTICLE 10.       INDEMNIFICATION

10.01             Indemnification

                  Seller and Purchaser hereby agree to indemnify and hold each other, and their respective agents, employees, and representatives harmless, with respect to loss or damage to persons or property arising from the gross negligence, inexcusable failure to act, bad faith, or willful misconduct in connection with such Party's performance under this Contract.


ARTICLE 11.       GOVERNING LAW AND DISPUTE RESOLUTION

11.01             Governing Law

                  The validity, interpretation and implementation of this Contract will be in accordance with the laws of the People's Republic of China where such laws are published and publicly available. In the event there is no published and publicly available law in the People's Republic of China governing a particular matter under this Contract, reference will be made to general international commercial practices.

11.02             Change of Law

                  Purchaser agrees to indemnify and hold Seller harmless for any financial impact on Seller's rights or obligations under this Contract attributable to a Change of Law. In the event a Change of Law adversely affects Seller's expected financial benefit under this Contract, the Purchaser agrees to compensate Seller by adjusting the Current Tariff as set forth in the Electric Tariff Adjustment Method.

11.03             Friendly Consultations

                  In the event of any dispute, controversy, or claim arising out of or relating to this Contract, or the breach, termination or invalidity thereof, the disputing Party shall provide written notice thereof to the other Party. The Parties shall attempt in the first instance to resolve such dispute through friendly consultations.

11.04             Arbitration

         (a) If the dispute is not resolved by friendly consultation within 60 days after notice of a dispute is given by a Party, then any Party may submit the dispute for final binding arbitration by the Beijing City Arbitration Commission, in accordance with its rules then in force. The arbitration proceedings shall be held in Mandarin Chinese and English. The site of the arbitration shall be Beijing. Should there exist a conflict between the rules of the Beijing City Arbitration Commission and the provisions of this Contract, the provisions of this Contract will prevail.

         (b) There shall be three (3) arbitrators. All three arbitrators shall speak both Mandarin Chinese and English. Purchaser and Seller shall each appoint (1) arbitrator within thirty (30) days of the date of the request to initiate arbitration. Within thirty (30) days from the appointment of the second of the Parties' arbitrators, the Parties' arbitrators shall appoint a third arbitrator who shall, in addition to his duties as arbitrator, act as chairman of the arbitration tribunal. Arbitrators not appointed within the time limits set forth in this Article 11.04(b) shall be appointed by the Secretary General of the International Center for Settlement of Investment Disputes. The Parties hereby waive and renounce any right to appeal the award of the arbitration panel or to have any question of law or fact referred to a court or other forum in the People's Republic of China except in furtherance of enforcing the award of the arbitration panel.

         (c) The award of the arbitration panel shall be issued not later than sixty days following the close of hearings by the panel. The arbitration award shall be final and binding on the Parties and shall not be subject to appeal to any court. The Parties agree to be bound thereby and to act accordingly.

         (d) The costs of arbitration shall be borne by each Party as designated in the arbitration award.

11.05             Continuing Rights and Obligations

                  Whenany dispute occurs and is the subject of friendly consultations, or arbitration, the Parties shall continue to exercise their remaining respective rights, and fulfill their remaining respective obligations under this Contract.

11.06             Enforcement of Award

                  The Parties  acknowledge  that any award rendered  pursuant to
                  Article 11.04 hereof shall be governed by the 1958 Convention on the Recognition and Enforcement of Foreign Arbitration Awards of the United Nations. The award shall be enforceable in any court that has jurisdiction over the losing Party or over the property of the losing Party.

11.07            Waiver of Sovereign Immunity Defense

                  In any arbitration proceeding, any legal proceeding to enforce any arbitration award and in any legal action between the Parties pursuant to or relating to this Contract, each Party expressly waives the defense of sovereign immunity and any other defense based on the fact or allegation that it is an agency or instrumentality of a sovereign state.


ARTICLE 12.       FORCE MAJEURE

12.01             Definition of Force Majeure

                  "Force Majeure" means all events which are beyond the reasonable control of the Parties to this Contract. For purposes of this Contract, events of Force Majeure are reasonably unforeseen, unavoidable or insurmountable events which arise after execution of this Contract and which prevent total or partial performance by any Party. Such events will include but not be limited to the following, earthquakes, typhoons, flood, fire, any other natural disaster, strikes, political disturbances, wars, or any other instance which cannot be reasonably foreseen, prevented or controlled. For purposes of this Contract, events of Force Majeure shall also include those events considered Force Majeure in general international commercial practice and under any agreement or contract for the supply of fuel to the Power Station (including, without limitation, any event of force majeure under the Fuel Contract), and any event which results in an interruption in the supply of fuel to the Power Station, whether or not it was foreseeable. The Purchaser shall not be entitled to claim Force Majeure due to any Change of Law or due to any act of any PRC Government Authority or due to any decrease in the demand for electrical energy in the People's Republic of China or due to any increase in the supply of electrical energy in the People's Republic of China. The
                  Seller shall be entitled to claim Force Majeure due to any Change of Law or due to any act of any PRC Government
                  Authority which prevents the Seller from performing its obligations hereunder or prevents the Seller from realizing the economic benefits accruing to it under this Contract.

    12.02     Parties' Obligations Upon Occurrence of Force Majeure

                  (i) If the occurrence of an event of Force Majeure prevents a Party from fulfilling its obligations under this Contract, the Party will be excused from performing such obligations provided:

                           (a) Suspension of performance is of no greater scope and no longer duration than is reasonably required to correct consequences caused by the event of Force Majeure; and

                           (b) The affected Party's remaining obligations not affected by the event of Force Majeure will not be excused.

                  (ii) The Parties agree to take all reasonable precautions, due care, and reasonable measures to mitigate the consequences of a Force Majeure event.

12.03             Notification Requirement

                  In the event either Party is unable to fulfill its obligations under this Contract as a result of Force Majeure, such Party will promptly notify the other Party. Such notification will state the nature of the event, the anticipated duration, and any action taken by the affected Party to mitigate the effect.

12.04             Change of Circumstances

                  Notwithstanding anything herein to the contrary, if any event of Force Majeure affecting the operation of the Power Station or the performance of the obligations of the Contract by either or both of the Parties continues for a period longer than one hundred and eighty consecutive (180) days (any such event or circumstance in this Article 12.04 hereinafter referred to as a "Change of Circumstances"), the Seller shall give notice to the Purchaser thereof and the Parties shall meet and endeavor to agree to amendments to this Contract which will permit Seller to realize substantially the same benefits and Capital Return as it would have received had the Change of Circumstances not occurred. If after sixty (60) days following the commencement of a Change of Circumstances, no such agreement to amend the Contract has been reached, Seller shall be entitled upon written notice to the Purchaser to terminate this Contract. In any such case of termination, the Purchaser shall pay the Seller a termination charge calculated in accordance with Appendix C which is attached hereto within thirty (30) days following Purchaser's receipt of such notice of termination. Upon full payment by the Purchaser of the termination charge, all rights, title, and ownership of the Power Station shall be transferred by the Seller to the Purchaser and the Seller shall have not further obligation to Purchaser hereunder.


ARTICLE 13.       ASSIGNMENT

13.01             Assignment

                  Neither Party may assign or transfer any of its rights, benefits or obligations under this Contract without the prior written consent of the other Party, except as follows:

         (a) Purchaser's Rights of Assignment: Purchaser may assign its rights and obligations under this Contract to a successor statutory body. The successor statutory body must provide financial guarantees satisfactory to Seller demonstrating the successor's ability to continue Purchaser's obligations under this Contract. In addition, the successor statutory body must, prior to any such assignment, expressly agree with the Seller in writing to be fully bound by Purchaser's obligations set forth in this Contract.

         (b) Seller's Rights of Assignment: Seller may assign its rights and obligations under this Contract to any parent, subsidiary, shareholder(s) or affiliate. Such assignment would be for the purpose of constructing, owning and operating the Power Station. In addition, the assignee must expressly agree in writing to be fully bound by Seller's obligations set forth in this Contract. Upon such assignment, Seller will be relieved of all obligations herein. Seller may also assign its rights under this Contract, including its right to receive revenues from the sale of electrical energy under this Contract, as security to financial institutions or other lenders of debt or equity to the Power Station. Upon such assignment of this Contract and through enforcement by such financial institutions or other lenders of their rights under such security assignment or upon assumption of the obligations of the Seller by such financial institutions or other lenders, such assignees shall have the right to perform all of Seller's obligations under this Contract.


ARTICLE 14.       MISCELLANEOUS PROVISIONS

14.01             Notices

                  Any notice or written communication provided for in this Contract by any Party to the other Party will be sent by facsimile, telegram or telex, and confirmed by delivery of a letter by courier service, promptly transmitted and addressed to the appropriate Party. For notices or communications delivered by courier service, such notice of communication will be considered received twelve (12) days after such notice or communication is given to the courier service for delivery. For notices or communications dispatched by facsimile, telegram or telex, such notice or communication will be considered received two (2) days after such notice or communication was dispatched. All notices and communications will be sent to the appropriate addresses set forth in Article 3 of this Contract until the same is changed by notice in writing to and acknowledged by the other Party.

14.02             Binding Effect; Amendment

                  This Contract is made for the benefit of and is legally binding on the Parties and their respective lawful successors and assignees. This Contract may be changed, amended or modified only by a written instrument signed by both Parties.

14.03             Language

                  This Contract will be executed and delivered in both Chinese and English. Both language versions of this Contract will be equally authentic and effective.

14.04             Confidentiality

                  Both Parties agree that all information and documents (financial, technical or otherwise) which are not publicly available and which are obtained by one Party will be kept confidential by the other Party. Furthermore, except as required by law, such information and documents will not be disclosed to any other person or entity, other than such Party's advisers, consultants, and lenders and their advisers and consultants without the prior written approval of the Party from whom the information or documents originated.

14.05             Severability

                  If any section, paragraph, clause or provision of this Contract is finally adjudicated by a court of competent jurisdiction to be invalid, the remainder of this Contract, to the extent reasonably possible, will remain in full force and effect as though such section, paragraph, clause or provision or any part thereof so adjudicated to be invalid, had not been included herein.

14.06             Entire Contract

                  This Contract and the Electric Tariff Adjustment Method constitute the entire agreement between the Parties with respect to the subject matter contained herein and therein. This Contract and the Electric Tariff Adjustment Method supersede all prior and contemporaneous discussions, negotiations, agreements and contracts between the Parties concerning their subject matter. In the event of conflict between the terms and conditions of the Contract and the Electric Tariff Adjustment Method on one hand, and the terms and conditions of the Interconnection and Dispatch Contract on the other, the terms and conditions of the Contract and the Electric Tariff Adjustment Method shall prevail.

14.07             Effectiveness

                  Notwithstanding any provision to the contrary in this Contract, Seller's obligations under this Contract shall be subject to the Seller's written confirmation that each party to the Joint Venture Contract has made its initial contribution of registered capital to the Seller in accordance with the terms and conditions of the Joint Venture Contract.

14.08             Insurance

                  Seller shall maintain insurance coverages equal to or greater than those defined in Article 17.02 of the Joint Venture Contract.

IN WITNESS WHEREOF, and intending to be legally bound, each of the Parties hereto have caused this Contract to be executed and to become effective by their duly authorized representatives as of the date first set forth above.


SIGNATURES

For the Purchaser:




              [Signature Illegible]
              ---------------------------------------
              By:

              Date:
              Name:
              Title:


For the Seller:




              [Signature Illegible]
              ----------------------------------------
              By:

              Date:
              Name:
              Title:

                                   APPENDIX A.

                     INTERCONNECTION AND DISPATCH CONTRACTS

                      INTERCONNECTION AND DISPATCH CONTRACT

This Interconnection and Dispatch Contract (the "Contract") is entered into as of ------------- July 1996 between Sichuan Power Dispatch Bureau ([Chinese text]) ("Dispatcher") and Chengdu AES KAIHUA Gas Turbine Power Co., Ltd. ([Chinese text]) ("Seller"). Terms not otherwise defined herein shall have the meaning given to them in the Power Purchase Contract between Chengdu Huaxi Electric Power Shareholding (Group) Company Ltd. and Chengdu AES KAIHUA Gas Turbine Power Co., Ltd. (the "Power Purchase Contract").

I.       Conditions for Interconnection

         The Dispatcher agrees to the integration of the Power Station into the operations of the Dispatcher's transmission system and of the Grid upon the fulfillment of the following conditions:

         A. The Power Station shall possess, but be not limited to, following technical conditions:

                  1. All the generating equipment in the Power Station shall be in good condition, with the ability to maintain a continuous and steady output,

                  2. The Power Station shall have a comprehensive and reliable relay protection apparatus, with adequate safeguards in operation for circuits of 110 kilovolts and above,

                  3. In order to meet the requirements of dispatch communications and the transmission of information, there shall be two independent ways of communications between the Power Station and Dispatch Center,

                  4. There shall be installed at the Power Station to the satisfaction of the Dispatcher telemetry data equipment in accordance with the codes and specifications issued by the Ministry of Electric Power of the People's Republic of China, and

                  5. All electric energy metering equipment installed at the Power Station shall be capable of measuring the on-grid output of the Power Station in appropriate units at one (1) minute intervals.

         B. The technology utilized and operational management procedures employed at the Power Station shall be in compliance with the regulations and stipulations of electric power industry in the People's Republic of China, and with the requirements of the Grid.

         C. The operations of the Power Station shall be in accordance with Prudent Electrical Practices at all times.

II.      Dispatch Management

         A. Commencing on the Commencement of Operations Date, the Power Station will be available for dispatch by the Dispatcher.

         B. The Seller and Dispatcher agree that the Power Station is normally to be dispatched as a peaking power plant. The Seller and Dispatcher further agree that the Power Station will be dispatched by the Dispatch Center at its maximum capacity allowed consistent with international operating standards and within the limits recommended by manufacturers of the Power Station's equipment (hereinafter referred to as the "Technical Limits") and Prudent Electrical Practices. The Dispatcher agrees that notwithstanding the needs of the Grid during an emergency, the Dispatcher shall request the Power Station to operate according to Paragraph 2.3 below.

         C. Dispatcher agrees that at a minimum, it shall dispatch the Power Station a sufficient number of hours so that the Power Station can deliver the Annual Minimum Quantity to the Purchaser as such term is defined in the Power Purchase Contract.

         D. The Seller shall accept and comply with the unified dispatch of the Power Station by the Dispatcher in accordance with this Contract. In case of an emergency that might pose a risk to life and/or safety of the Power Station's equipment, preventative measures may be taken by the Seller's personnel in accordance with acceptable international operating standards and equipment manufacturers' recommended operating procedures and without prior instructions from the Dispatcher. The Dispatcher's personnel on duty shall be informed of the situation requiring emergency actions as soon as possible.

         E. The Seller's duty officer or other employee posted on duty at the Power Station shall never hide the truth from the Dispatcher's personnel, and shall report factually and reply accurately to any inquiries by the Dispatcher's personnel on duty.

         F. The Dispatcher shall inform the Seller of a Grid emergency as soon as possible after it occurs and when normal operations may be resumed.

         G. Seller shall be responsible for providing to the Dispatcher any operational planning documentation given to the Purchaser by the Seller at the time such documentation is given to the Purchaser by the Seller.

         H. The Dispatcher shall issue such dispatch instructions as are necessary to allow the Seller and the Purchaser to perform their obligations under the Power Purchase Contract.


III.     Dispatch Parameters

         A. During each calendar year, the Dispatcher shall issue dispatch orders so that the number of KWHs delivered by the Seller to the Purchaser shall be equal to or greater than the Annual Minimum Quantity as defined in the Power Purchase Contract.

         B. When the Power Station is operational, the Dispatcher shall request the Power Station to deliver one-hundred percent (100%) of the Net Station Capacity.

         C. The Dispatcher shall not request that the Power Station increase or decrease the capacity of the energy delivered by the Power Station in a manner that would result in operating the Power Station's equipment inconsistent with international operating standards, Prudent Electrical Practices and the Technical Limits.

         D. Except in the case of a Grid emergency, the Dispatcher shall not cycle the Power Station between full load and no load more than twice in a 24 hour period.


IV.      Dispatch Schedule

         A. In order for the Seller to plan its purchase of fuel needed for the generation of electricity by the Power Station, and to plan the scheduling of maintenance and overhaul of the Power Station's equipment, the Seller shall provide the Dispatch Center sixty (60) days prior to the beginning of each year with a schedule of the availability of the Power Station during the following year and its planned outages. Before December 31st of each year, the Seller and the Dispatcher shall mutually agree on a schedule of availability for the Power Station for the following year.

         B.       Ten (10) days prior to the beginning of each month,  and three
                  (3) days prior to the beginning of each week, the Seller and the Dispatch Center shall confirm by written notice or facsimile sent to each other the availability schedule of the Power Station for the following month or week, as the case may be. The Seller and the Dispatch Center may propose modifications to such monthly and weekly availability schedule provided such modifications are consistent with Prudent Electrical Practices and the Technical Limits. To the fullest extent possible, such modifications shall be made so as to minimize costs to the Seller.

         C. Each day, prior to 12:00 noon on such day, the Seller shall inform by facsimile the Dispatcher of the Net Station Capacity available for the following day.

         D. Each day, prior to 5:00 p.m. on such day, the Dispatch Center shall confirm by facsimile its request for electricity to be delivered on the following day.

         E. As the need for an unplanned outage arises, the Seller shall promptly provide notice thereof to the Dispatcher as soon as such need arises along with an estimate of its cause, scope and duration. The Seller and the Dispatch Center shall agree on a modification of the availability schedule of the Power Station to take into account such unplanned outage. If an unplanned outage occurs after November 1st of any year in which the Seller has not delivered the Annual Minimum Quantity to the Purchaser, the Dispatcher shall use its best efforts to issue dispatch instructions to the Seller to permit the Power Station to deliver an amount of energy equal to the shortfall resulting from such outage to the Purchaser by no later than April 1st of the following year.


V.       Miscellaneous

         A. The performance of the obligations of the Dispatch Center and the Seller hereunder shall be subject to relief on account of an event of Force Majeure in the same manner and to the same extent as, in the case of the Dispatch Center, the scope of the relief available to the Purchaser for Force Majeure under the Power Purchaser Contract and in the case of the Seller, the scope of relief available to the Seller for Force Majeure under the Power Purchaser Contract.

         B. The term of this Contract shall be the same as the Term of the Power Purchaser Contract.

         C. The Seller shall have the right to assign this Contract in the same way and to the same extent as its right to assign the Power Purchaser Contract.

         D. Any dispute arising out of or inconnection with this Contract shall be resolved in accordance with the procedures for dispute resolution set forth in Article 11.04 of the Power Purchase Contract. In the event of a conflict between the terms and conditions of this Contract and the terms and conditions of the Power Purchase Contract, the Seller and the Dispatch Center shall amend this Contract in accordance with the terms and conditions of the Power Purchase Contract.

         E.       This Contract is effective as of the date first written above.

IN WITNESS  HEREOF,  and intending to be legally bound,  the Dispatch Center and
the  Seller  have  affixed  below  the  signatures  of  their  duly   authorized
representatives.



For the Dispatch Center:                       For the Seller:

By:                                             By:
  -----------------------------                   ------------------------------
Name:                                           Name:
Title:                                          Title:

               SUPPLEMENTAL INTERCONNECTION AND DISPATCH CONTRACT


This Supplemental Interconnection and Dispatch Contract (the "Contract") is entered into as of ------ July 1996 between Sichuan Power Dispatch Bureau ([Chinese text]) ("Dispatcher") and Chengdu AES KAIHUA Gas Turbine Power Co., Ltd. ([Chinese text]) ("Seller"). Terms not otherwise defined herein shall have the meaning given to them in the Power Purchase Contract (the "Power Purchase Contract") between Chengdu Huaxi Electric Power Shareholding (Group) Company Ltd. ([Chinese text]) ("Purchaser") and the Seller.

The Dispatcher and the Seller (the "Parties") acknowledge that they have entered into the Interconnection and Dispatch Contract dated as of ---------- July 1996 (the "Interconnection and Dispatch Contract") and that all terms and conditions therein (as amended or supplemented by Article 5 below ) are binding on the Parties.

1.       Conditions for Interconnection

         The conditions for interconnection  shall be the same as those found in
         Article 1 of the Interconnection and Dispatch Contract.

2.       Dispatch Management

         The dispatch management shall be the same as found in Article 2 of the Interconnection and Dispatch Contract.

3.       Dispatch Parameters

         The dispatch parameters shall be the same as those found in Article 3 of the Interconnection and Dispatch Contract.

4.       Dispatch Schedule

         The dispatch schedule shall be the same as found in Article 4 of the Interconnection and Dispatch Contract.

5.       Supplemental Dispatch

         5.1 In accordance with the Power Purchase Contract, the Seller anticipates and desires to have dispatch orders issued by the Dispatcher allowing the Seller to deliver to the Purchaser additional energy above the Annual Minimum Quantity as defined in the Power Purchase Contract.

         5.2 In accordance with Article 4 of the Interconnection and Dispatch Contract, the Seller and the Dispatch Center shall agree on a number of KWH above the Annual Minimum Quantity (the "Supplemental Energy") that the Seller shall deliver to the Purchaser each year.

         5.3 The Dispatcher agrees to issue additional dispatch orders in accordance with Articles 2 and 3 of the Interconnection and Dispatch Contract so that the Power Station can deliver the Supplemental Energy to the Purchaser.

         5.4 The Seller agrees to pay the Dispatcher a fee of ----% of the Current Tariff for each KWH of Supplemental Energy that the Seller delivers to the Purchaser.

6.       Miscellaneous

         6.1 The performance of the obligations of the Dispatch Center and the Seller hereunder shall be subject to relief on account of an event of Force Majeure in the same manner and to the same extent as, in the case of the Dispatch Center, the scope of the relief available to the Purchaser for Force Majeure under the Power Purchase Contract and in the case of the Seller, the scope of relief available to the Seller for Force Majeure under the Power Purchase Contract.

         6.2 The term of this contract shall be the same as the Term of the Power Purchase Contract.

         6.3 The Seller has the right to assign this Contract in the same way and to the same extent as its right to assign the Power Purchase Contract.

         6.4 Any dispute arising out of or in connection with this Contract shall be resolve in accordance with the procedures for dispute resolution set forth in Article 11.04 of the Power Purchase Contract. In the event of a conflict between the terms and conditions of this Contract and the terms and conditions of the Power Purchase Contract, the Seller and the Dispatch Center shall amend this Contract in accordance with the terms and conditions of the Power Purchase Contract.

         6.5      This Contract is effective as of the date first written above.

IN WITNESS  HEREOF,  and intending to be legally bound,  the Dispatch Center and
the  Seller  have  affixed  below  the  signatures  of  their  duly   authorized
representatives.



For the Dispatch Center:                    For the Seller:


By:                                          By:
  ----------------------------                 ------------------------------
  Name:                                        Name:
  Title:                                       Title:

                                   APPENDIX B.

                      METERING POINT AND POINT OF DELIVERY


The Metering Point shall be same as the Point of Delivery. The Metering Point and the Point of Delivery shall be on the low voltage side bushings of the main step up transformer after the feed to the station service transformer.


                                    [DIAGRAM]

                                   APPENDIX C.

                               TERMINATION CHARGE


The termination charge payable by the Purchaser shall be calculated as follows:

                                     [***]

[***] Filed separately with the Commission pursuant to a request for confidential treatment.

                                   APPENDIX D.

                                       THE

                        ELECTRIC TARIFF ADJUSTMENT METHOD

                                       FOR

                         CHENGDU AES KAIHUA GAS TURBINE
                                 POWER CO., LTD.

Section 1.        Preamble

After friendly consultation conducted in accordance with the principles of equality and mutual benefit, the following parties (hereinafter individually a "Party" and collectively the "Parties") agree to this ELECTRIC TARIFF ADJUSTMENT METHOD (hereinafter referred to as the "Method"). The implementation of the Method shall be the responsibility of the Chengdu City Price Control Bureau, registered in Chengdu City, Sichuan Province, People's Republic of China ("Price Bureau").

         The Parties to this Method are:

(a) Chengdu Huaxi Electric Power Shareholding (Group) Company Ltd. ([Chinese text]), registered in Chengdu City, Sichuan Province, the People's Republic of China with its legal address at Renmin Nan Lu, Chengdu, Sichuan Province, People's Republic of China ("Purchaser").

         Legal Representative of Purchaser:

         Name:
         Title:
         Nationality:    Chinese

(b) Chengdu AES KAIHUA Gas Turbine Power Co., Ltd. ([Chinese text]), registered in Chengdu City, Sichuan Province, the People's Republic of China with its legal address in the Economic Development Zone, Chengdu, Sichuan Province, People's Republic of China ("Seller").

         Legal Representative of Seller:

         Name:  Qu Delin
         Title:  Chairman of the Board
         Nationality:    Chinese


Section II.       Mutual Representations and Warranties

Each of the Purchaser and the Seller represents and warrants that it possesses full power and authority and the legal right to enter into and abide by this Method and to perform its obligations herein.


Section III.      Definitions:

Unless otherwise defined herein, any capitalized term used in this Method shall have the meaning given to such term in the Power Purchase Contract between Chengdu Huaxi Electric Power Shareholding (Group) Company Ltd. and Chengdu AES KAIHUA Gas Turbine Power Co., Ltd., dated as of __________ July 1996 (the "Contract").


Section IV.       Purpose:

The purpose of this Method is to set forth the manner in which the tariff for electrical energy delivered from the Power Station to the Purchaser pursuant to the Contract is to be determined and adjusted. The unit price in RMB per KWH which shall be payable by the Purchaser for electrical energy delivered from the Power Station to the Purchaser pursuant to the Contract shall be, as determined and adjusted by this Method, referred to in this Method and defined for purposes of the Contract, as the "Current Tariff".

Section V.        Budget:

         A.       Initial Budget

                  Prior to the Commencement of Operations Date, Seller's board of directors shall prepare a budget (the "Initial Budget") for the costs Seller estimates will be incurred with respect to the Power Station from the Commencement of Operations Date to the end of the calendar year in which the Commencement of Operations Date occurs ("First Tariff Period"). The Initial Budget shall contain specific line items and cost estimates for the various components of the Current Tariff which are defined in Section 6 hereof, and where appropriate, adjustments to such costs for fluctuations in the exchange rate. The amounts in the Initial Budget which are adopted by the Seller's board of directors, as adjusted for fluctuations in the exchange rate, shall be the basis for determining the initial Current Tariff which shall be payable by the Purchaser. Such amounts in the Initial Budget also shall be the basis for any adjustments to the initial Current Tariff to be made pursuant to Section 8 hereof during the First Tariff Period.

         B.       Subsequent Budgets

                  Prior to the end of the First Tariff Period, and prior to the end of each calendar year following the end of the First Tariff Period, (each calendar year following the end of the First Tariff Period being hereinafter referred to as a "Subsequent Tariff Period"), the Seller's board of directors shall prepare a new budget (a "Subsequent Budget") for the costs the Seller estimates will be incurred with respect to the Power Station in the applicable Subsequent Tariff Period. The Subsequent Budget shall contain specific line items and cost estimates for the various components of the Current Tariff defined in Section 6 hereof, and where appropriate, adjustments to such costs for fluctuations in the exchange rate. It shall also contain an adjustment for the differences from year to year between actual costs incurred and the budgeted costs. The amounts in a Subsequent Budget which are adopted by the Seller's board of directors, as adjusted for fluctuations in the exchange rate and for the differences between actual and budgeted costs, shall be the basis for determining the Current Tariff which shall be payable by the Purchaser in applicable Subsequent Tariff Periods. Such amounts in a Subsequent Budget also shall be the basis for any adjustments to the Current Tariff to be made pursuant to
                  Section 8 hereof during such applicable Subsequent Tariff Period.


Section VI.       Current Tariff:

The Current Tariff shall be calculated in accordance with the following equation:

                                     [***]

[***] Filed separately with the Commission pursuant to a request for confidential treatment.

Section VII.      Price Bureau Approval of the Current Tariff:

The Seller shall provide the Price Bureau with a statement detailing the calculation of the initial Current Tariff ninety (90) days prior to the Commencement of Operations Date and detailing any subsequent Current Tariff ninety (90) days prior to the beginning of each calendar year following the year in which the Commencement Date of Operations occurs. The statement shall be accompanied by the Initial Budget or the Subsequent Budget, as the case may be, certified as having been adopted by the Seller's board of directors. The Price Bureau shall approve the initial Current Tariff as calculated by this Method prior to the Commencement of Operations Date and it shall approve a subsequent Current Tariff prior to each calendar year to which such Current Tariff is intended to apply. The Seller estimates that the initial Current Tariff will be [***]. The initial Current Tariff shall be determined based on the Seller's actual investment in the Power Station at the Commencement of Operations Date in accordance with the Method.


[***] Filed separately with the Commission pursuant to a request for confidential treatment.

Section VIII.     Mid-Year Current Tariff Adjustments:

If during the Term, in any year, there is a Significant Change in Costs (which for purposes of this Method shall be defined as a five percent (5%) or more increase in Fuel Costs beyond the amounts budgeted for Fuel Costs in the Initial Budget or applicable Subsequent Budget, as the case may be), such Significant Change in Costs shall be reflected in a corresponding adjustment to the Current Tariff. Such adjustment shall be made such that all of the Significant Change in Costs is paid for by the Purchaser and the Seller's Capital Return is no less after such adjustment is made as it was prior to the occurrence of the Significant Change in Costs. The Price Bureau shall consider the Seller's application for such an adjustment and shall inform the Seller of the Price Bureau's decision on the mid-year Current Tariff adjustment within sixty (60) days of the Seller's submission of the application for such adjustment.


Section IX.       Obligations of the Purchaser:

The Purchaser agrees to accept from the Seller all electrical energy made available by the Power Station in accordance with the terms of the Contract and to pay for all such electrical energy made available from the Power Station in accordance with the terms of the Contract and this Method.


Section X.        Obligations of the Seller:

Seller agrees to make available to the Purchaser all electrical energy from the Power Station in accordance with the terms of the Contract.


Section XI.       Effectiveness:

Notwithstanding any provision to the contrary in the Contract or this Method, Seller's obligations under this Method shall be subject to the Seller's written confirmation that each party to the Joint Venture Contract has made its initial contribution to the registered capital of the Seller in accordance with the terms and conditions of the Joint Venture Contract.


Section XII.      Disputes:

Any dispute arising out of or in connection with this Method shall be resolved in accordance with the procedures for dispute resolution set forth in Article
11.04 of the Contract.

IN WITNESS WHEREOF, and intending to be legally bound, the Parties hereto have each affixed the signatures of their duly authorized representatives.


SIGNATURES:

Agreed to and Accepted by:

                  Chengdu Huaxi Electric Power Shareholding (Group) Company Ltd.



                  ---------------------------------------
                  Name:
                  Title:



Agreed to and Accepted by:

                  Chengdu AES KAIHUA Gas Turbine Power Co., Ltd.



                  ---------------------------------------
                  Name:
                  Title:

                           SCHEDULE 1 - CAPITAL RETURN

--------------------------------------------------------------------------------
                     YEAR             CAPITAL RETURN
--------------------------------------------------------------------------------
                     1                US$[***]
--------------------------------------------------------------------------------
                     2                US$[***]
--------------------------------------------------------------------------------
                     3                US$[***]
--------------------------------------------------------------------------------
                     4                US$[***]
--------------------------------------------------------------------------------
                     5                US$[***]
--------------------------------------------------------------------------------
                     6                US$[***]
--------------------------------------------------------------------------------
                     7                US$[***]
--------------------------------------------------------------------------------
                     8                US$[***]
--------------------------------------------------------------------------------
                     9                US$[***]
--------------------------------------------------------------------------------
                     10               US$[***]
--------------------------------------------------------------------------------
                     11               US$[***]
--------------------------------------------------------------------------------
                     12               US$[***]
--------------------------------------------------------------------------------
                     13               US$[***]
--------------------------------------------------------------------------------
                     14               US$[***]
--------------------------------------------------------------------------------
                     15               US$[***]
--------------------------------------------------------------------------------

[***] Filed separately with the Commission pursuant to a request for confidential treatment.


         Note: This table has been calculated on the date the Contract is executed based on the assumption that the total investment in the Power Station is US$36.904 million. The actual amounts of the Capital Return shall be recalculated by the Seller prior to the Commencement of Operations Date based on the Seller's actual investment in the Power Station. To the extent any of the amounts in this table are denominated in United States Dollars, for purposes of calculating the Current Tariff, they shall be converted into RMB at the rate of exchange prevailing on the date of conversion.